UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2006

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2006, the Board of Directors of Cisco Systems, Inc. (“Cisco”) approved modifications to the annual equity grant arrangements for re-elected non-employee directors. Beginning with the 2006 annual meeting of the shareholders, re-elected non-employee directors will receive an annual option grant to purchase 15,000 shares plus an annual grant of 5,000 shares of restricted stock. The shares subject to the options vest in two equal annual installments upon the completion of each year of board service and the restricted stock will fully vest upon the completion of one year of board service. Until the 1996 Stock Incentive Plan expires on or before December 31, 2006, these option grants will be issued pursuant to the 1996 Stock Incentive Plan. Thereafter, the option grants will be issued pursuant to the 2005 Stock Incentive Plan and all grants of restricted stock will be issued under the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan does not provide for automatic grants to non-employee directors, but instead provides for discretionary awards to non-employee directors which may not exceed 50,000 shares for any non-employee director in any fiscal year.

Item 7.01. Regulation FD Disclosure.

Cisco from time to time makes merit-based, company-wide stock option grants to its employees. The Compensation and Management Development Committee of the Board of Directors (the “Committee”) of Cisco approved the merit-based granting on September 21, 2006 of stock options to eligible employees to purchase an aggregate of approximately 138 million shares of Cisco’s common stock at an exercise price of $23.01 per share, which represents the closing selling price per share of Cisco’s common stock on the Nasdaq Global Select Market on September 21, 2006. In addition, the Committee approved the merit-based granting on September 21, 2006 of approximately 4 million restricted stock units to certain employees. Cisco intends to file or furnish a Form 8-K regarding award grants only when it makes merit-based, company-wide grants to its employees or as otherwise required by applicable rules and regulations.

Unless expressly incorporated into a filing of Cisco under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained in this Item 7.01 shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of the information under this Item 7.01 is not an indication that this Item 7.01 contains material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 21, 2006	By:	/s/ Dennis Powell
	Name:	Dennis Powell
	Title:	Senior Vice President and
Chief Financial Officer